Exhibit 1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-64989) pertaining to the Compaq Computer Corporation 401(k) Investment Plan (formerly Compaq Computer Corporation Investment Plan) of our report dated May 30, 2000, with respect to the financial statements and schedule of the Compaq Computer Corporation 401(k) Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

/s/ Ernst & Young LLP

Houston, Texas

July 6, 2000

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-10106 and 333-64989) of Compaq Computer Corporation of our report dated June 21, 1999, relating to the financial statement of the Compaq Computer Corporation Investment Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas

July 6, 2000

13